         * IMPORTANT NOTE: CERTAIN MATERIAL, INDICATED BY AN ASTERISK ("*"), HAS BEEN
OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Execution Copy

FIRST AMENDMENT AGREEMENT

         THIS FIRST AMENDMENT AGREEMENT (this "Amendment"), dated as of February 26, 2001, is made between Pathnet Operating, Inc., a Delaware corporation ("Borrower") and Cisco Systems Capital Corporation , a Nevada corporation ("Lender").

         Borrower and Lender are parties to an Agreement dated as of September 7, 2000 (the "Credit Agreement"). Borrower has requested that Lender provide certain additional financing constituting Eligible Secured Debt. Lender has agreed to such request, subject to the terms and conditions hereof.

         Accordingly, the parties hereto agree as follows:

         SECTION 1 Definitions; Interpretation.

         (a)        Terms Defined in Credit Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

         (b)        Interpretation. The rules of interpretation set forth in Section 1.2 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

         SECTION 2          Amendments to the Credit Agreement.

         (a) Amendments. The Credit Agreement shall be amended as follows, effective as of the date of satisfaction of the conditions set forth in Section 4 (the “Effective Date”):

                 (i)         The preamble to the Credit Agreement is hereby amended by replacing the reference therein to "$50,000,000" with a reference to "$95,000,000".

                 (ii)          Section 1.1 of the Credit Agreement is hereby amended by adding the following definition thereto in alphabetical order:

                 "Availability Period" has the meaning set forth in the Schedule."

                 "First Amendment Effective Date" means the "Effective Date" as that terms in defined in that certain First Amendment Agreement dated as of February 26, 2001 between Borrower and Lender.”

                 (iii) The preamble to the Schedule is hereby amended by striking the reference to "Pathnet Telecommunications, Inc." contained therein.

                 (iv) Section 1(a) of the Schedule is hereby amended by deleting current Section 1(a) in its entirety and replacing such Section with the following:

                 "(a) Availability Period:

                 (i) Up to $60,000,000 ("Tranche A") shall be available from the Closing Date through the second anniversary of the Closing Date (the "Commitment Expiry Date").

                 (ii) Up to $10,000,000 ("Tranche B") shall be available from the Closing Date through the Commitment Expiry Date.

                 (iii) Up to $25,000,000 shall be available as follows: (A) $8,500,000 from February 28, 2001 through March 31, 2001 (“Tranche C1”) and (B) $16,500,000 from the First Amendment Effective Date through the Commitment Expiry Date (“Tranche C2”) (Tranche C1 and Tranche C2 shall be collectively referred to as “Tranche C”).

         A tranche becomes available hereunder on the first Banking Day that Loans under such tranche are available to the Borrower under this Section 1(a). The period from the Closing Date through the Commitment Expiry Date shall be referred to herein as the "Availability Period"."

                 (v) Section 1(c) of the Schedule is hereby amended by deleting the reference to "$50,000,000" contained therein and replacing such reference with a reference to "$95,000,000".

                 (vi) Section 1(g) of the Schedule is hereby amended by adding a new Section 1(g)(iii) to read in full as follows:

                 "(iii) Conditions Precedent to Additional Loans: The following conditions precedent shall be satisfied on or prior to each borrowing of Additional Loans: (A) no “Default” or “Event of Default” (as such terms are defined in the Financing Documents) shall have occurred and be continuing under the Financing Documents on the date of such borrowing and (B) Borrower shall be in compliance with each of the financial covenants set forth in the Financing Documents determined on a pro forma basis as of the last day of the most recently ended fiscal quarter of Borrower for which financial statements are available as though the relevant borrowing of Additional Loans had been incurred on the last day of such fiscal quarter for testing compliance with each such covenant before and after the effect of such incurrence.

                 For purposes of this Section 1(g)(iii), the term "Additional Loans" shall mean each of the following: (A) the last $20,000,000 of Loans under Tranche A and (B) all Loans under Tranche C.

                 (iv) Conditions Precedent to Tranche C1: The following conditions precedent shall be satisfied on or prior to the borrowing under Tranche C1: (A) Borrower shall have presented evidence in form and substance reasonably satisfactory to Lender that Holdings and/or PNI have retained an advisor to assist in the restructuring of the PNI Senior Notes and that Holdings and/or PNI have held at least one meeting with representatives of a significant portion of the holders of the PNI Senior Notes to discuss a restructuring of such notes, (B) Borrower shall have presented evidence in form and substance reasonably satisfactory to Lender that Holdings or Borrower has held at least one meeting with a credible equity source and (C) Borrower shall present evidence in form and substance reasonably satisfactory to Lender that it will have a pro forma positive cash balance for the month of February, 2001 after giving effect to the borrowing under Tranche C1.

                 (v) Conditions Precedent to Tranche C2: (A) The following conditions precedent shall be satisfied on or prior to the first borrowing of Loans under Tranche C2: (1) Holdings and PNI shall have completed a restructuring of the PNI Senior Notes in form and substance reasonably satisfactory to Lender, (2) Borrower shall have received at least $100,000,000 in cash equity on or after the First Amendment Effective Date from one or more equity investors (whether directly from such equity investors or indirectly as an equity contribution from Holdings) and (3) Borrower shall have paid an availability fee in the amount of “*” to Lender. (B) In addition, prior to each borrowing of Loans under Tranche C2, Borrower shall present evidence in form and substance reasonably satisfactory to Lender that it will have a pro forma positive cash balance during any month in which a borrowing under Tranche C2 occurs after giving effect to all borrowings under Tranche C2 for such month (including the borrowing for which such evidence is presented).”

                 (vii) Section 2(a) of the Schedule is hereby amended by deleting the current Section 2(a) in its entirety and replacing such Section with the following:

                 "(a) Use of Proceeds: Up to $60,000,000 under Tranche A for the financing of Borrower’s purchase of Cisco Systems networking and telecommunications equipment and services from the Vendor thereof; provided that proceeds from Loans made under Tranche A may be used for the financing of Cisco Systems networking and telecommunications equipment and services purchased by Borrower on or after April 24, 2000; provided, further, that with respect to the last $20,000,000 of availability under Tranche A, such Cisco Systems networking and telecommunications equipment and services shall be purchased only from Cisco Systems and only $3,000,000 shall be used to purchase Cisco Systems networking and telecommunications services without the Lender’s prior written consent; up to $10,000,000 under Tranche B for the financing of any costs incurred by the Borrower for hardware or other goods and services associated with the integration and installation of Cisco Systems networking and telecommunications equipment, but excluding any such costs for hardware, goods or services payable to direct competitors of Cisco Systems; up to $25,000,000 under Tranche C for the financing of Borrower’s acquisition, construction, installation or improvement of capital assets that constitute part of the Collateral; provided that the use of proceeds under Tranche C to finance any such acquisition, construction, installation or improvement shall occur within 270 days of such purchase, construction, installation or improvement, and shall not exceed 100% of the aggregate cost of such acquisition, construction, installation or improvement.”

                 (viii) Section 2(b) of the Schedule is hereby amended by deleting the current Section 2(b) in its entirety and replacing such Section with the following:

                 "(b) Note(s): Amended and Restated Promissory Note in substantially the form of Exhibit C evidencing the Loans under Tranche A (the “Tranche A Loans”); Promissory Note in the form of Exhibit D, evidencing the Loans under Tranche B (the “Tranche B Loans”); and Promissory Note in the form of Exhibit F, evidencing the Loans under Tranche C (the “Tranche C Loans”).”

                 (ix) Section 2(c) of the Schedule is hereby amended by deleting the third paragraph thereto in its entirety and replacing such third paragraph with the following:

                 "Except to the extent that any such prepayment is required to be applied to a particular tranche, any such amounts received as a mandatory prepayment of the Loans shall be applied first to the Tranche C Loans, second to the Tranche B Loans and third to the Tranche A Loans.”

             (x) Exhibit C to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A hereto.

             (xi) A new Exhibit F shall be added to the Credit Agreement in substantially the form of Exhibit B hereto.

        (b) References Within Credit Agreement. Each reference in the Credit Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

         SECTION 3      Fees. Borrower shall pay an amendment fee of "*" payable on the date of this Amendment. Such amendment fee shall be fully earned upon becoming due and payable, shall be non-refundable for any reason whatsoever and shall be in addition to any other fee, cost or expense payable pursuant to the Credit Agreement.

         SECTION 4 Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

         (a) Fees and Expenses. Borrower shall have paid (i) all fees then due in accordance with Section 3 and (ii) all invoiced costs and expenses then due in accordance with Section 6(c).

         (b) Closing Documents. Lender shall have received the following additional Loan Documents and consents, in form and substance satisfactory to it:

         (i) an Amended and Restated Tranche A Note substantially in the form of Exhibit A hereto executed by Borrower;

         (ii) a Tranche C Note substantially in the form of Exhibit B hereto executed by Borrower;

         (iii) a "Permitted Obligations Designation" executed by Borrower and each Guarantor;

         (iv) a Perfection Certificate executed by Borrower;

         (v) the consent of the Guarantors, substantially the form of Exhibit C hereto executed by the Guarantors; and

         (vi) the consent of the Creditor, substantially the form of Exhibit D hereto executed by the Creditor.

         (c) Additional Closing Documents and Actions. Lender shall have received the following, in form and substance satisfactory to it:

         (i) evidence that all (A) authorizations or approvals of any Governmental Authority, and (B) approvals or consents of any other Person, required in connection with the execution, delivery and performance of this Amendment shall have been obtained;

         (ii) a certificate of a senior officer of Borrower, stating that (A) the representations and warranties contained in Section 5 are true and correct on and as of the date of such certificate as though made on and as of the Effective Date and (B) on and as of the Effective Date, after and giving effect to the amendment of the Credit Agreement contemplated hereby, no Default shall have occurred and be continuing; and

         (iii) a certificate of the Secretary or Assistant Secretary of Borrower, dated the Effective Date, certifying (A) copies of the Certificate of Incorporation of Borrower, (B) copies of the Bylaws of Borrower, (C) copies of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment and (D) the incumbency, authority and signatures of each officer of Borrower authorized to execute and deliver this Amendment;

         (d) Legal Opinions. Lender shall have received the opinion of counsel to Loan Parties, dated the Effective Date, in form and substance satisfactory to Lender.

         (e) Material Adverse Change. On and as of the Effective Date, there shall have occurred no Material Adverse Change since the date of this Amendment.

         (f) Representations and Warranties; No Default. On the Effective Date, after giving effect to the amendment of the Credit Agreement contemplated hereby:

         (i) the representations and warranties contained in Section 5 shall be true and correct on and as of the Effective Date as though made on and as of such date; and

         (ii) no Default shall have occurred and be continuing.

         (g) Additional Documents. Lender shall have received, in form and substance satisfactory to it, such additional approvals, opinions, documents and other information as Lender may reasonably request.

         SECTION 5     Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby confirms and restates, as of the date hereof, the representations and warranties made by it in Section 4.1 of the Credit Agreement and in the other Loan Documents; provided that any representations in Section 4.1 of the Credit Agreement made as of a certain date only shall be true and correct as of such date. For the purposes of this Section 5, (i) each reference in Section 4.1 of the Credit Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Credit Agreement as amended by this Amendment, and (ii) , clause (i) shall take into account any amendments to any disclosures made in writing by Borrower and any Guarantor to Lender after the Closing Date and approved by Lender.

         SECTION 6      Release of Claims.

         (a) Release of Claims. Effective on the First Amendment Effective Date, each of Borrower, Holdings and any of their respective Subsidiaries and Affiliates (collectively, the "Releasing Parties") hereby irrevocably releases and forever discharges Lender and Cisco Systems and their successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, and each of them (collectively, the "Cisco Released Parties"), from any and all claims, debts, liabilities, demands, offsets, obligations, costs, expenses, actions and causes of action, whether sounding in contract or tort or otherwise, of every nature and description, known and unknown, contingent or non-contingent, which any of the Releasing Parties now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done (collectively, the "Cisco Released Claims") arising prior to the date of this Amendment; provided, that the Cisco Released Claims shall not include any claims against Cisco Systems, Inc. arising under the Cisco Purchase Agreement or any invoices or purchase orders evidencing the purchase of Cisco Products or services in connection with the use, manufacture or function of any Cisco Products or services (including, but not limited to, any warranty claims in connection therewith). For purposes of this Amendment, a Cisco Released Claim shall be deemed to exist or arise before the date of this Amendment if it arises from events, facts, conditions, circumstances or the conduct of any Cisco Released Parties occurring on or before the date of this Amendment (even if the damages caused by such events, facts, conditions, circumstances or conduct are not suffered until after the date of this Amendment and even if the Cisco Released Claim does not arise until such damages are suffered).

         (b) Waiver of California Civil Code Section 1542. Each of Releasing Parties hereby irrevocably waives the benefits of California Civil Code Section 1542 which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which known by him must have materially affected his settlement with the debtor."

         (c) Additional Waivers. EACH RELEASING PARTY FURTHER AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THIS AMENDMENT IN FAVOR OF ANY CISCO RELEASED PARTY, AND HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED SECTION 1542 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR LAW, TO THE EXTENT ANY SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS RELEASED HEREUNDER. TO THE EXTENT (IF ANY) THAT SUCH LAWS MAY BE APPLICABLE, EACH RELEASING PARTY WAIVES AND RELEASES (TO THE MAXIMUM EXTENT PERMITTED BY LAW) ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OF ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF ITS WAIVERS OR RELEASES UNDER THIS AMENDMENT.

         (d) No Prosecution of Released Claims. Each of the Releasing Parties agrees that, from and after the First Amendment Effective Date, it shall not commence or prosecute any action, suit, litigation or proceeding against any Cisco Released Party to collect or enforce any Cisco Released Claim.

         SECTION 7      Miscellaneous.

         (a) Credit Agreement Otherwise Not Affected. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. Lender’s execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith (collectively, the “Amendment Documents”) shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future.

         (b) No Reliance. Borrower hereby acknowledges and confirms to Lender that Borrower is executing this Amendment and the other Amendment Documents on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

         (c) Costs and Expenses. Borrower agrees to pay to Lender on demand the reasonable out-of-pocket costs and expenses of Lender, and the reasonable fees and disbursements of counsel to Lender, in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.

         (d) Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by Borrower, Lender and their respective successors and assigns.

         (e) Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

         (f) Complete Agreement; Amendments. This Amendment, together with the other Amendment Documents and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 7.1 of the Credit Agreement.

         (g) Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Amendment shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Amendment, or the validity or effectiveness of such provision in any other jurisdiction.

         (h) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         (i) Investigation. Each of the Releasing Parties acknowledges that it and its counsel have had an adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Amendment prior to the execution hereof and thereof. Each of the Releasing Parties acknowledges that (i) it has been represented by independent counsel of its own choice throughout all of the negotiations which preceded the execution of this Amendment, (ii) it has executed this Amendment, or any consent, document or agreement related thereto to which it is a party, after seeking the advice of such independent legal counsel, and (iii) it has executed such agreement, documents or consents voluntarily and knowingly.

         (j) Interpretation. This Amendment and the other Amendment Documents are the result of negotiations between and have been reviewed by counsel to Lender, Borrower and other parties, and are the product of all parties hereto. Accordingly, this Amendment and the other Amendment Documents shall not be construed against Lender merely because of Lender's involvement in the preparation thereof.

         (k) Loan Documents. This Amendment and the other Amendment Documents shall constitute Loan Documents.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

Pathnet Telecommunications, Inc., solely in its
capacity as a "Releasing Party"

By /S/ James M Craig
Title: Chief Financial Officer

Pathnet Operating, Inc.

By /S/ James M Craig
Title: Chief Financial Officer

Cisco Systems Capital Corporation

By /S/ James Fukhara
Title: Chief Credit Officer

             Acknowledged:

State Street Bank and Trust Company, as Collateral Agent

                               By
                                  Title:

EXHIBIT A

Form of Amended and Restated Tranche A Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR SUCH OTHER LAWS.

U.S.$60,000,000

FOR VALUE RECEIVED, the undersigned, Pathnet Operating, Inc. ("Borrower"), a corporation organized and existing under the laws of the State of Delaware, HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Cisco Systems Capital Corporation ("Lender"), a corporation organized and existing under the laws of the State of Nevada, the principal sum of SIXTY MILLION United States Dollars (U.S.$60,000,000), or such greater or lesser amount as represents the aggregate principal amount of the Tranche A loans (the "Loans") made by Lender to Borrower pursuant to the Credit Agreement referred to below, quarterly in arrears, payable on the dates and in the amounts indicated in the amortization schedules set forth in the Annex attached hereto (the last such date being hereinafter referred to as the "Maturity Date").

           Borrower further promises to pay interest on the principal amount of each Loan outstanding hereunder on each Interest Payment Date (as defined below) until the Maturity Date, at a rate per annum equal at all times during each Interest Period for such Loan to LIBOR for such Interest Period plus "*" per annum.

           The period between the date of a Loan and the Maturity Date shall be divided into successive periods, each such period being an "Interest Period" for purposes of this Promissory Note. The initial Interest Period for a Loan shall begin on the date such Loan is made and end on the next Quarterly Date. Each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period and shall end on the next succeeding Quarterly Date (with the last Interest Period to end on the Maturity Date). As used herein, "LIBOR" means for any Interest Period the rate of interest per annum determined by Lender to be the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) for deposits in Dollars for three months appearing on the display page designated as "3750" in the Dow Jones Market Service (formerly known as the Telerate Service), or any replacement page thereof in the Dow Jones Market Service displaying London interbank offered rates of major banks for Dollar deposits, at or about 11:00 a.m. (London time) on the second Banking Day preceding the first day of the applicable calendar quarter in which such Interest Period occurs, provided that if no, or only one, such offered quotation appears on such display page (or such other replacement page), "LIBOR" shall be determined by reference to the Reuters Screen LIBO Page of the Reuters Monitor Money Rates Service (or any replacement page thereof or other applicable Reuters display page) or other comparable source of interest quotations for such interbank rates selected by Lender; and "Quarterly Date" means the last day of each calendar quarter.

           Interest on each Loan shall be payable in arrears to Lender on the last day of each calendar quarter and on the Maturity Date (each such date, an "Interest Payment Date"); provided that if any prepayment hereof is effected other than on an Interest Payment Date, accrued interest hereon shall be due on such prepayment date as to the principal amount prepaid.

           In the event that any amount of principal hereof or interest thereon, or any other amount payable hereunder or under the Credit Agreement, shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on such unpaid amount to Lender, from the date such amount becomes due until the date such amount is paid in full, payable on demand of Lender, at a fluctuating rate per annum equal at all times to the Prime Rate (as defined below) plus "*" per annum (the "Default Rate"). Additionally, and without limiting the foregoing, following the occurrence and during the continuance of any Event of Default, at the option of Lender, the interest rate on all Loans outstanding hereunder shall be the Default Rate.

           As used herein, "Prime Rate" means for any day the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A., as its prime rate. Each change in the interest rate hereon based on a change in the prime rate shall be effective at the opening of business on the day specified in the public announcement of such change.

           All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest or fee is payable.

           Whenever any payment hereunder shall be stated to be due, or whenever any Interest Payment Date or any other date specified hereunder would otherwise occur, on a day other than a Banking Day, then, except to the extent otherwise provided hereunder, such payment shall be made, and such Interest Payment Date or other date shall occur, on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder; provided, however, that if such extension would cause such payment to be made, or such Interest Payment Date or other date to occur, in the next following calendar month, such payment shall be made and such Interest Payment Date or other date shall occur on the next preceding Banking Day. As used herein, "Banking Day" means a day other than a Saturday or Sunday on which commercial banks are not required or authorized by law to close in San Jose, California, except that if the applicable Banking Day relates to any determination of LIBOR, "Banking Day" means such a day on which dealings are carried out in the applicable offshore U.S. Dollar interbank market.

           Each such payment shall be made on the date when due, in immediately available funds, to Lender's account at Bank of America, N.A., Concord, California, ABA no. 12100358, to account number 1233124070, ref. "Pathnet Operating, Inc.," or to such other account of Lender as it from time to time shall designate in a written notice to Borrower.

All payments of principal, interest and other amounts made on or in respect to this Promissory Note shall be made in United States Dollars for value received on the date of payment, without setoff, counterclaim or, to the extent permitted by applicable law, defense, and free and clear of and without deduction for any present and future Taxes or charges whatsoever.

Lender shall record the date and amount of each Loan made to Borrower, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in Lender's internal records, and any such records shall be conclusive evidence absent manifest error of the amount of the Loans made by Lender and the interest and payments thereon; provided, however, that Lender's failure so to record shall not limit or otherwise affect the obligations of Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Loans.

           This Promissory Note replaces and supercedes in its entirety that certain Tranche A Promissory Note (the "Original Tranche A Note") dated as of September 7, 2000, made by Borrower to the order of Lender in connection with the Credit Agreement dated as of September 7, 2000 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between Borrower and Lender and evidences a continuation and not a novation or repayment of the Loans evidenced by the Original Tranche A Note.

           This Promissory Note is a Note referred to in, and is subject to and entitled to the benefits of, the Credit Agreement. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

           The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

           This Promissory Note is subject to prepayment in whole or in part as provided in the Credit Agreement.

           Borrower hereby waives diligence, presentment, protest or notice of total or partial nonpayment or dishonor with respect to this Promissory Note.

           Failure by the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

           Borrower agrees to pay on demand all costs and expenses of Lender and its affiliates, and fees and disbursements of counsel (excluding allocated costs and expenses for internal legal services), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, (i) this Promissory Note, and (ii) any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, including any losses, costs and expenses sustained by Lender as a result of any failure by Borrower to perform or observe its obligations contained herein.

           This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.

           Borrower hereby (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in the Borough of Manhattan (collectively, the "New York Courts"), for the purpose of any action or proceeding arising out of or relating to this Promissory Note, (b) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the New York Courts, and any objection on the ground that any such action or proceeding in any New York Court has been brought in an inconvenient forum, and (c) agrees that (to the extent permitted by applicable law) a final judgment in any such action or proceeding brought in a New York Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

           IN WITNESS WHEREOF, Borrower by its duly authorized legal representatives has executed this Promissory Note on the date and in the year first above mentioned.

                                                           Borrower

Pathnet Operating, Inc.

By
Title:

Annex to Tranche A Promissory Note

Amortization

"*"

EXHIBIT B

Form of Tranche C Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR SUCH OTHER LAWS.

U.S.$25,000,000

         FOR VALUE RECEIVED, the undersigned, Pathnet Operating, Inc. ("Borrower"), a corporation organized and existing under the laws of the State of Delaware, HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Cisco Systems Capital Corporation ("Lender"), a corporation organized and existing under the laws of the State of Nevada, the principal sum of TWENTY FIVE MILLION United States Dollars (U.S.$25,000,000), or such greater or lesser amount as represents the aggregate principal amount of the Tranche C loans (the "Loans") made by Lender to Borrower pursuant to the Credit Agreement referred to below, quarterly in arrears, payable on the dates and in the amounts indicated in the amortization schedules set forth in the Annex attached hereto (the last such date being hereinafter referred to as the "Maturity Date").

         Borrower further promises to pay interest on the principal amount of each Loan outstanding hereunder on each Interest Payment Date (as defined below) until the Maturity Date, at a rate per annum equal at all times during each Interest Period for such Loan to LIBOR for such Interest Period plus "*" per annum.

         The period between the date of a Loan and the Maturity Date shall be divided into successive periods, each such period being an "Interest Period" for purposes of this Promissory Note. The initial Interest Period for a Loan shall begin on the date such Loan is made and end on the next Quarterly Date. Each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period and shall end on the next succeeding Quarterly Date (with the last Interest Period to end on the Maturity Date). As used herein, "LIBOR" means for any Interest Period the rate of interest per annum determined by Lender to be the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) for deposits in Dollars for three months appearing on the display page designated as "3750" in the Dow Jones Market Service (formerly known as the Telerate Service), or any replacement page thereof in the Dow Jones Market Service displaying London interbank offered rates of major banks for Dollar deposits, at or about 11:00 a.m. (London time) on the second Banking Day preceding the first day of the applicable calendar quarter in which such Interest Period occurs, provided that if no, or only one, such offered quotation appears on such display page (or such other replacement page), "LIBOR" shall be determined by reference to the Reuters Screen LIBO Page of the Reuters Monitor Money Rates Service (or any replacement page thereof or other applicable Reuters display page) or other comparable source of interest quotations for such interbank rates selected by Lender; and "Quarterly Date" means the last day of each calendar quarter.

         Interest on each Loan shall be payable in arrears to Lender on the last day of each calendar quarter and on the Maturity Date (each such date, an "Interest Payment Date"); provided that if any prepayment hereof is effected other than on an Interest Payment Date, accrued interest hereon shall be due on such prepayment date as to the principal amount prepaid.

         In the event that any amount of principal hereof or interest thereon, or any other amount payable hereunder or under the Credit Agreement, shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on such unpaid amount to Lender, from the date such amount becomes due until the date such amount is paid in full, payable on demand of Lender, at a fluctuating rate per annum equal at all times to the Prime Rate (as defined below) plus "*" per annum (the "Default Rate"). Additionally, and without limiting the foregoing, following the occurrence and during the continuance of any Event of Default, at the option of Lender, the interest rate on all Loans outstanding hereunder shall be the Default Rate.

         As used herein, "Prime Rate" means for any day the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A., as its prime rate. Each change in the interest rate hereon based on a change in the prime rate shall be effective at the opening of business on the day specified in the public announcement of such change.

         All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest or fee is payable.

         Whenever any payment hereunder shall be stated to be due, or whenever any Interest Payment Date or any other date specified hereunder would otherwise occur, on a day other than a Banking Day, then, except to the extent otherwise provided hereunder, such payment shall be made, and such Interest Payment Date or other date shall occur, on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder; provided, however, that if such extension would cause such payment to be made, or such Interest Payment Date or other date to occur, in the next following calendar month, such payment shall be made and such Interest Payment Date or other date shall occur on the next preceding Banking Day. As used herein, "Banking Day" means a day other than a Saturday or Sunday on which commercial banks are not required or authorized by law to close in San Jose, California, except that if the applicable Banking Day relates to any determination of LIBOR, "Banking Day" means such a day on which dealings are carried out in the applicable offshore U.S. Dollar interbank market.

         Each such payment shall be made on the date when due, in immediately available funds, to Lender's account at Bank of America, N.A., Concord, California, ABA no. 12100358, to account number 1233124070, ref. "Pathnet Operating, Inc.," or to such other account of Lender as it from time to time shall designate in a written notice to Borrower.

         All payments of principal, interest and other amounts made on or in respect to this Promissory Note shall be made in United States Dollars for value received on the date of payment, without setoff, counterclaim or, to the extent permitted by applicable law, defense, and free and clear of and without deduction for any present and future Taxes or charges whatsoever.

         Lender shall record the date and amount of each Loan made to Borrower, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in Lender's internal records, and any such records shall be conclusive evidence absent manifest error of the amount of the Loans made by Lender and the interest and payments thereon; provided, however, that Lender's failure so to record shall not limit or otherwise affect the obligations of Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Loans.

         This Promissory Note is a Note referred to in, and is subject to and entitled to the benefits of, the Agreement dated as of September 7, 2000 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between Borrower and Lender. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

         The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

         This Promissory Note is subject to prepayment in whole or in part as provided in the Credit Agreement.

         Borrower hereby waives diligence, presentment, protest or notice of total or partial nonpayment or dishonor with respect to this Promissory Note.

         Failure by the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

         Borrower agrees to pay on demand all costs and expenses of Lender and its affiliates, and fees and disbursements of counsel (excluding allocated costs and expenses for internal legal services), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, (i) this Promissory Note, and (ii) any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, including any losses, costs and expenses sustained by Lender as a result of any failure by Borrower to perform or observe its obligations contained herein.

         This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.

         Borrower hereby (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in the Borough of Manhattan (collectively, the "New York Courts"), for the purpose of any action or proceeding arising out of or relating to this Promissory Note, (b) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the New York Courts, and any objection on the ground that any such action or proceeding in any New York Court has been brought in an inconvenient forum, and (c) agrees that (to the extent permitted by applicable law) a final judgment in any such action or proceeding brought in a New York Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

         IN WITNESS WHEREOF, Borrower by its duly authorized legal representatives has executed this Promissory Note on the date and in the year first above mentioned.

                                                           Borrower

Pathnet Operating, Inc.

By
Title:

Annex to Tranche C Promissory Note

Amortization

"*"

EXHIBIT C

Form of Guarantor Consent

February __, 2001

Cisco Systems Capital Corporation
Worldwide Financial Services
Mailstop SJ-Linc 1/2
170 West Tasman Drive
San Jose, CA 95134-1706

         Re: Pathnet Operating, Inc.

Gentlemen:

         The undersigned acknowledges receipt of a copy of the First Amendment Agreement dated February __, 2001 (the "Amendment") being entered into concurrently herewith by and between you and Pathnet Operating, Inc. (the "Borrower").

             The undersigned, in its capacity as guarantor, acknowledges that its consent to the foregoing Amendment is not required, but the undersigned nevertheless does hereby consent to the foregoing Amendment and to the documents and agreements referred to therein and to all future modifications and amendments thereto (subject to the terms of the Guaranty executed by the undersigned in favor of the State Street Bank and Trust as Collateral Agent and dated August 9, 2000 (the "Guaranty"), as such Guaranty may be amended from time to time), and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Guaranty of the undersigned or any Collateral Documents related thereto all of which are hereby ratified and affirmed in all respects. The undersigned acknowledges that it has read Section 6 and Section 7(i) of the Amendment and agrees to be bound to the provisions, acknowledgements and representations set forth therein as a "Releasing Party".

         Sincerely yours,

[Guarantor]

By: _____________________________________________
Title: ______________________________________________

EXHIBIT D

Form of Consent of Required Committed Secured Parties

CONSENT (this "Consent") dated as of February __, 2001 is executed by each of the undersigned in favor of Pathnet Operating, Inc., a Delaware corporation ("Borrower"), Pathnet Telecommunications, Inc., a Delaware corporation ("Holdings") and Cisco Systems Capital Corporation., a Nevada corporation (the "Cisco"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Intercreditor Agreement (as defined below).

RECITALS

         WHEREAS, Borrower, Holdings, the Subsidiaries of the Borrower, the Nortel Networks Credit Facility Lenders and the Nortel Networks Credit Facility Administrative Agent are parties to the Nortel Networks Credit Agreement; and

         WHEREAS, Borrower and Cisco are parties to the Cisco Credit Agreement; and

         WHEREAS, Borrower, Holdings, the Subsidiaries of Borrower, the Nortel Networks Credit Facility Administrative Agent, Cisco and the Collateral Agent are parties to that certain Amended and Restated Collateral Agency and Intercreditor Agreement (the "Intercreditor Agreement") dated as of September 7, 2000 pursuant to which the Secured Parties have agreed to share the Collateral as set forth therein; and

         WHEREAS, Borrower represents and warrants that there exists no Default or Event of Default under the Nortel Networks Credit Agreement, the Cisco Credit Agreement or any other Support Document, and that no Notice of Enforcement in is effect, in each case, on the date of this Consent; and

         WHEREAS, Cisco desires to extend to Borrower and Borrower desires to receive from Cisco additional financing which would qualify as "Permitted Additional Obligations" under the terms of the Intercreditor Agreement and as "Eligible Secured Debt" under the terms of the Nortel Networks Credit Agreement pursuant to the form of amendment attached hereto as Exhibit A (the "First Amendment Agreement"); and

         WHEREAS, as a condition of the consent of the Required Committed Secured Lenders set forth herein, Borrower is delivering a Permitted Additional Obligations Designation and is otherwise complying with the provisions of Section 2.01 of the Intercreditor Agreement for the purposes of confirming that the additional financing described in the Amendment Agreement would constitute "Permitted Additional Obligations" under the Intercreditor Agreement even if such additional obligations shall constitute "Cisco Credit Facility Obligations" under the Intercreditor Agreement after the effective date of this Consent; and

         WHEREAS, the parties desire to memorialize the consent of the Required Committed Secured Parties to the First Amendment Agreement and the amendments set forth therein (the "Amendments");

         NOW THEREFOR, the undersigned agree as follows:

         1. Consent: Subject to the limitations set forth in Section 2 hereof, the Required Committed Secured Parties hereby consent (a) to the execution, delivery and performance of the First Amendment Agreement by Borrower and Cisco; (b) to each of the Amendments set forth in the First Amendment Agreement and (c) to the Borrower and/or Cisco (as the case may be) issuing or entering into any promissory notes, documents, instruments or agreements necessary or desirable to execute and consummate the intent of the First Amendment Agreement and the Amendments set forth therein. The Required Committed Secured Parties further agree that after the effectiveness of the First Amendment Agreement (A) the definition of "Cisco Credit Agreement" in the Intercreditor Agreement shall mean the Cisco Credit Agreement as amended by the First Amendment Agreement, (B) the definition of "Cisco Credit Facility Obligations shall include, without limitation, the additional financing described in the Amendment Agreement, and (C) the definition of "Obligations" in the Intercreditor Agreement shall include all of the obligations of Borrower (including, without limitation, all principal, interest and fees due under the "Loans" (as defined the Cisco Credit Agreement)) to Lender under the Cisco Credit Agreement as amended by the First Amendment Agreement.

         2. Reservation of Rights. Other than as expressly set forth in this Consent, the Nortel Networks Credit Agreement, the Cisco Credit Agreement, the Intercreditor Agreement and any other Support Documents and Security Documents remain in full force effect and are fully enforceable in accordance with their terms. This Consent creates no course of dealing that would require the Required Committed Secured Parties to grant similar waivers or consents to Cisco or Borrower in the future.

         3. Counterparts. This consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one in the same agreement.

         IN WITNESS WHEREOF, this Consent is executed as of the first date written above.

         Required Committed Secured Parties:

NORTEL NETWORKS, INC. as Nortel Networks
Credit Facility Administrative Agent

By
Title:

CISCO SYSTEMS CAPITAL CORPORATION, as a Secured Party

By
Title:

Acknowledged and Agreed:

PATHNET OPERATING, INC., a Delaware
corporation

By:_______________________
      Name:
      Title:

PATHNET TELECOMMUNICATIONS, INC., a
Delaware corporation

By:_______________________

      Name:
      Title:

PATHNET FIBER EQUIPMENT, LLC., a Delaware
limited liability company

By:_______________________

      Name:
      Title: Title:

PATHNET REAL ESTATE, LLC., a Delaware
limited liability company

By:_______________________
      Name:
      Title: